Exhibit 10.52

LOAN AGREEMENT

The parties to this Loan Agreement, dated as of August 16, 2013, are VelaTel Global Communications, Inc. (“Borrower”), and AQT, LLC (“Lender”).

FOR VALUE RECEIVED Borrower promises to pay to the order of Lender the sum of Six Hundred Thousand and 00/100 U.S. Dollars (“Principal Amount”), together with interest at the rate of 5% per annum. The entire Loan shall be due and payable on or before January 27, 2014 (“Maturity”). As a commitment fee to Lender to cause Lender to fund, Borrower shall also cause its Peruvian subsidiary VelaTel Peru, S.A. to transfer to Lender’s Peruvian subsidiary or affiliate title to 30 cellular towers pursuant to an Asset Purchase Agreement of the same date as this Loan Agreement.

Per Borrower’s request, Lender funded $600,000 directly to China Motions Holdings on or about June 27, 2013 in furtherance of Borrower’s purchase note obligation for its acquisition of China Motion Telecom (HK) Ltd.

Borrower may repay the Principal Amount plus accrued interest, at Borrower’s option, through any combination of (1) cash, and/or (2) transfer to Lender of shares of the capital stock of Borrower’s subsidiary China Motion Telecom (HK) Ltd., 100% of which capital stock is valued for purposes of repayment at $6,437,100.

Should this Loan Agreement be placed in the hands of an attorney for collection, Borrower promises to pay such reasonable attorney fees and other costs of collection as Lender may incur, whether or not suit is brought. Borrower hereby waives demand, presentment, notice of dishonor, diligence in collecting, grace and notice of protest.

This Loan Agreement may be signed in as many counterparts as may be necessary, each of which so signed shall be deemed to be an original (and each signed copy sent by electronic facsimile transmission shall be deemed to be an original), such counterparts together shall constitute one and the same instrument and, notwithstanding the date of the execution, shall be deemed to bear the date as set forth above.

VELATEL GLOBAL COMMUNICATIONS, INC.		AQT, LLC

By:	/s/ George Alvarez	By:	/s/ David Somrack
	George Alvarez, its Chief Executive Officer		David Somrack, its Manager

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